Calculation of Filing Fee Tables
S-1
Conexeu Sciences Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	457(a)	7,391,956	$ 10.00	$ 73,919,560.00	0.0001381	$ 10,208.29
Fees Previously Paid	2	Equity	Common Stock, par value $0.001 per share	457(a)	2,089,167	$ 10.00	$ 20,891,670.00		$ 2,885.14
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 94,811,230.00		$ 13,093.43
			Total Fees Previously Paid:						$ 2,885.14
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 10,208.29
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share, of Conexeu Sciences Inc. that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration. Estimated in accordance with Rule 457(a) of the Securities Act solely for the purpose of computing the amount of the registration fee. The offering price is based on a bona fide estimate of the maximum offering price assuming $10.00 per share, which is the midpoint of the estimated offering price range of between $8.00 and $12.00. Based on the updated offering price of $10.00, there remains 7,391,956 shares to be registered pursuant to this Form S-1/A (Amendment No. 1) filing to be sold by the selling securityholders as 2,089,167 shares were already paid for with the initial Form S-1 filing on November 28, 2025.

[2]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share, of Conexeu Sciences Inc. that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration. Estimated in accordance with Rule 457(a) of the Securities Act solely for the purpose of computing the amount of the registration fee. The offering price is based on a bona fide estimate of the maximum offering price assuming $10.00 per share, which is the midpoint of the estimated offering price range of between $8.00 and $12.00. Based on the change in the offering price from $2.30 to $10.00, the initial Form S-1 filing on November 28, 2025 only covered the registration of 2,089,167 shares to be sold by the selling securityholders.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A